SUB-ITEM 77C: Submission of Matters to a Vote of Security Holders



Special meetings of shareholders of Credit Suisse Capital Appreciation Fund were held on May 2, May 16 and June 5, 2003. The results of the votes tabulated at the special meetings are reported below.

To elect eight Directors to the Board of Directors

Name of Director		For		Withheld

Richard H. Francis	18,136,301 shares	945,786 shares
Jack W. Fritz		18,108,783 shares	973,303 shares
Joseph D. Gallagher	18,116,100 shares	965,987 shares
Jeffery E. Garten	18,109,189 shares	972,897 shares
Peter F. Krogh		18,134,512 shares	947,574 shares
James S. Pasman, Jr.	18,113,473 shares	968,613 shares
William W. Priest	18,129,076 shares	953,010 shares
Steven N. Rappaport	18,126,152 shares	955,934 shares

To modify the fundamental investment restriction on borrowing money:

For 		15,170,820 shares
Against 	5,120,139 shares
Abstain 	1,239,031 shares

To modify the fundamental investment restriction on lending:

For 		15,331,337 shares
Against 	4,959,408 shares
Abstain 	1,239,244 shares

To modify the fundamental investment restriction on real estate investments:

For 		15,346,868 shares
Against 	4,955,829 shares
Abstain 	1,227,292 shares

To remove the fundamental investment restriction on short sales:

For 		15,149,164 shares
Against 	5,136,255 shares
Abstain 	1,244,571 shares

To remove the fundamental investment restriction on margin transactions:

For 		15,106,793 shares
Against 	5,178,610 shares
Abstain 	1,244,587 shares
To remove the fundamental investment restriction on investments in oil, gas and mineral programs:

For 		15,254,907 shares
Against 	5,041,250 shares
Abstain 	1,233,833 shares

To remove the fundamental investment restriction on pledging assets:

For 		15,115,031 shares
Against 	5,149,998 shares
Abstain 	1,264,961 shares

To remove the fundamental investment restriction on investments in securities issued by other investment companies:

For 		15,290,931 shares
Against 	5,001,245 shares
Abstain 	1,237,814 shares

To remove the fundamental investment restriction on acquiring more than 10% of voting securities of any one issuer:

For 		15,152,364 shares
Against 	5,119,391 shares
Abstain 	1,258,235 shares

To change the Fund's investment objective from fundamental to non-fundamental:

For 		14,419,872 shares
Against 	5,986,798 shares
Abstain 	1,123,320 shares

To amend the charter to allow involuntary redemptions:

For 		13,086,952 shares
Against 	4,406,038 shares
Abstain 	832,415 shares

To amend the charter to allow the reorganization of the fund or its series without shareholder approval:

For 		12,823,124 shares
Against 	4,738,397 shares
Abstain 	763,884 shares